Herbalife Ltd.
Consolidated Balance Sheets
(In thousands)

	December 31,	March 31,
	2005	2006
ASSETS		(unaudited)
Current assets:
Cash & cash equivalents	$88,248	$109,221
Inventories	109,785	106,042
Other current assets	101,518	119,343
Total current assets	299,551	334,606

Property and equipment, net	64,946	70,853
Other assets	24,190	29,090
Goodwill	134,206	129,484
Intangible assets, net	314,908	314,133

Total assets	$837,801	$878,166

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	39,156	32,509
Royalty overrides	87,401	90,495
Accrued expenses	126,167	130,831
Current portion of long term debt	9,816	8,512
Other current liabilities	22,917	29,093
Total current liabilities	285,457	291,440

Long-term debt, net of current portion	253,276	242,531
Other long-term liabilities	130,180	131,917
Total liabilities	668,913	665,888

Shareholders’ equity:
Common shares	140	140
Paid-in-capital in excess of par value	89,524	94,255
Accumulated other comprehensive income	605	569
Retained earnings	78,829	117,524
Treasury shares, at cost	(210)	(210)
Total shareholders’ equity	168,888	212,278

Total liabilities and shareholders’ equity	$837,801	$878,166